                                                                     EXHIBIT 4.2
                            SHAREHOLDERS AGREEMENT
                            ----------------------

     THIS SHAREHOLDERS AGREEMENT (this "Agreement") is made and entered into as of June 1, 1998, by and among Interactive Coupon Marketing Group, Inc., a Michigan corporation (the "Corporation"), and the shareholders of the Corporation that execute this Agreement on or prior to July 15, 1998 (each of whom is referred to herein individually as a "Shareholder" and collectively as the "Shareholders"). An Index of defined terms and list of exhibits is attached hereto as Exhibit A.
          ---------

                                   RECITALS

     This Agreement is entered into on the basis of the following facts, understandings and intentions of the parties:

     A. The Corporation and Lend Lease International Pty. Limited, a company organized under the laws of Australia ("LLI"), have entered into that certain Investment Agreement, dated of even date herewith (the "Investment Agreement"), providing, among other things, for the purchase by LLI of shares of the Corporation's Common Stock.

     B. As of the date of this Agreement, the Corporation's authorized capital stock consists of 60,000 shares of common stock, without par value, (the "Common Stock") of which there are 19,430.79 shares issued and outstanding (including the shares issued to LLI as of the date of this Agreement, pursuant to Section
1.2 of the Investment Agreement). In addition, 2277.38 shares of Common Stock (the "Option Shares") are issuable upon exercise of, or pursuant to, all outstanding rights, options, warrants, preemptive rights, conversion rights or agreements for the purchase, acquisition or receipt from the Corporation of any shares of its Common Stock. Except as set forth in the Articles of Incorporation, the shares of Common Stock have all of the rights, preferences and limitations of shares of common stock stated in the Michigan Business Corporation Act, as amended (the "Michigan Act").

     C. Richard H. Rogel, Douglas J. Golden, Steven Golden, Hillel Levin, Peter Sugar, and Arthur A. Weiss are all of the current directors of the Corporation (collectively, the "Directors"). Each of the Directors is also a Shareholder and joins this Agreement in both the capacity of a Director and a Shareholder. All Shareholders other than LLI and LLI's Permitted Transferees (as defined below), are referred to herein as the "ICMG Shareholders".

     D. In connection with the transactions contemplated by the Investment Agreement, the Shareholders, the Directors and the Corporation have agreed to certain provisions regarding the election of directors and rights and restrictions of shareholders with respect to the Common Stock, as set forth in this Agreement.

     NOW THEREFORE, for and in consideration of the foregoing Recitals, the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties to this Agreement, the Corporation, the Directors and each of the Shareholders agree as follows:

Section 1.  Directors, Officers and Voting.

     1.1    Appointment and Nomination of Directors.   The Bylaws of the
            ---------------------------------------
Corporation provide that the Board of Directors shall be comprised of not fewer than five (5) but no more than seven (7) directors. Currently, the Board is comprised of six (6) directors. Each of the Shareholders agrees that at all times until this Agreement is terminated or expires, he will in his capacity as a shareholder vote to maintain the size of the Board of Directors at seven (7), except as provided in Section 1.3 below. Each of the Directors agrees that,
                      -----------
concurrently with the execution of this Agreement, he shall resign from the Board. Each Shareholder agrees that, concurrently with the execution of this Agreement, and at all times until this Agreement is terminated or expires, except as provided in Section 1.3 below, he will in his capacity as a
                      -----------
shareholder:

            (a) initially vote to nominate and elect three (3) directors when and as nominated by LLI (the "LLI Directors"), and thereafter, upon any vacancy from among the three (3) LLI Directors, vote to nominate and elect a replacement when and as nominated by the LLI Directors (except when the Corporation exercises its rights under Sections 1.3.1(a), 1.3.2(a),
                                            ----------------------------
     1.3.3(a), 1.3.4(a) or 1.3.5(a), in which event, he will vote to nominate
     ------------------------------
     and elect a replacement as set forth in such Sections);

            (b)  initially vote to nominate and elect Richard H. Rogel, Douglas
     J. Golden and Steven Golden to serve as the first three (3) directors for the ICMG Shareholders (the "ICMG Directors"), and thereafter, upon any vacancy from among the three (3) ICMG Directors, vote to nominate and elect a replacement when and as nominated by the ICMG Directors and vote to elect one of the ICMG Directors as Chairman of the Board (except when the Corporation exercises its rights under Sections 1.3.1(a), 1.3.2(a),
                                                     -------------------
     1.3.3(a), 1.3.4(a) or 1.3.5(a), in which event, he will vote to nominate
     ------------------------------
     and elect a replacement as set forth in such Sections);

            (c) vote to nominate and elect one (1) director who shall be an independent third party (the "Independent Director") (as defined below) when and as nominated in accordance with Section 1.2 below; and
                                              -----------

            (d) take all action necessary from time to time (including, without limitation, the execution of written consents, the calling of special meetings, the filling of vacancies, and the waiving of notice and attendance at meetings) to accomplish the appointments and nominations described in this Section 1.1.
                       -----------

     1.2    Independent Director. The LLI Directors and the ICMG Directors shall
            --------------------
mutually nominate the Independent Director contemporaneous with the execution of this Agreement. Thereafter, except as provided below, upon the occurrence of any vacancy in the position of the Independent Director (a "Vacancy"), the LLI Directors and the ICMG Directors shall in good faith mutually nominate the Independent Director within thirty (30) business days after the occurrence of a Vacancy (the "Vacancy Period"). If the LLI Directors and the ICMG Directors cannot mutually agree within the Vacancy Period on the person to nominate to become the Independent Director, or if at any time during the Vacancy Period a meeting of the Board of Directors is held where the Board is unable to act without the Independent Director due to a deadlock (a "Deadlock"), the Independent Director shall be nominated as follows:

            (a) Within five (5) business days after the earlier of a Deadlock or the expiration of the Vacancy Period, the ICMG Directors shall provide the LLI Directors with a list of five (5) persons, accompanied by resumes and at least two references each (the "Slate"), each of whom qualify as an Independent Director as defined in this Section 1.2, and the LLI Directors
                                             -----------
     shall select the Independent Director from among the Slate within five (5) business days after receipt of the Slate. The person selected by the LLI Directors from the Slate shall be nominated and appointed to serve as the Independent Director. If the LLI Directors fail to provide written notice to the Corporation of the selection from the Slate within five (5) business days after receipt of the Slate, the ICMG Directors shall be entitled to nominate the Independent Director from the Slate.

            (b) Independent Director means a director who meets all of the following requirements:

                 (i) Has at least ten (10) years of business or financial experience, or other equivalent experience. For purposes of this Section
                                                                      -------
     1.2(b), "experience" shall mean experience as a senior executive, director,
     ------
     or other equivalent experience;

                 (ii) Is not and during the five (5) years prior to being designated as an Independent Director has not been any of the following:

                       (A) An officer or employee of the Corporation or LLI or any Affiliate, as defined, of the Corporation or LLI.

                       (B) Engaged in any business transaction for profit or series of transactions for profit, including without limitation banking, legal or consulting services, involving more than $25,000.00, with the Corporation or any Affiliate of the Corporation.

                       (C) An Affiliate, executive officer, general partner, or member of the immediate family of any person that had the status or engaged in a transaction described in subparagraphs (B) or (C).

                       (D) An officer or employee of an Affiliate of a past or present ICMG Director or LLI Director, or of a Shareholder owning ten percent (10%) or more of the issued and outstanding Common Stock.

                 (iii) Does not propose or intend to enter into a relationship or transaction described in subsections (ii)(A) through (ii)(C); and

            (iv) Has not previously served as a director of the Corporation, other than as the Independent Director.

     1.3    Reduction in Number of Directors.
            --------------------------------

            1.3.1  Notwithstanding anything to the contrary in Section 1.1(a),
                                                               --------------
     if the Corporation fails to achieve the Milestone for Phase Two, and LLI elects in its sole discretion not to invest in Phase Two, in accordance with Section 1.3(c) of the Investment Agreement (as such terms are defined therein), upon completion of the issuance of any debt or equity in accordance with Section 1.3(c)(i) of the Investment Agreement:
                     -----------------
            (a) The Corporation shall be entitled to reduce the number of LLI Directors to one (1), and the Board of Directors (with the LLI Directors prohibited from voting) shall be entitled to terminate two (2) of the LLI Directors if the resignations of two (2) of the LLI Directors have not been received by the Corporation within fifteen (15) days after written demand therefor to LLI. The vacancies created by such terminations or resignations shall be filled by directors nominated by the ICMG Directors; and

            (b) The ICMG Directors may, in their sole discretion, take any and all actions permitted to be taken by directors under the Corporation's Bylaws to effectuate the foregoing.

            1.3.2  Notwithstanding anything to the contrary in Section 1.1(a),
                                                               --------------
if the Corporation achieves the Milestone for Phase Two and LLI elects in its sole discretion not to exercise its option for Phase Two, or elects to invest in Phase Two but it fails to pay the purchase price on or before the Phase Two Due Date, in accordance with Section 1.3(d) of the Investment Agreement (as such
                         --------------
terms are defined therein):

            (a) The Corporation shall be entitled to reduce the number of LLI Directors to one (1), and the Board of Directors of the Corporation (with the LLI Directors prohibited from voting) shall be entitled to terminate two (2) of the LLI Directors if the resignations of two (2) of the LLI Directors have not been received by the Corporation within fifteen (15) days after written demand therefor to the LLI Directors. The vacancies created by such terminations or resignations shall be filled by directors nominated by the ICMG Directors;

            (b) The Corporation shall be entitled to terminate the Shareholders Agreement; and

            (c) The ICMG Directors may, in their sole discretion, take any and all actions permitted to be taken by directors under the Corporation's Bylaws to effectuate the foregoing.

            (d) If the Corporation elects the 80% Call Notice (as defined in the Investment Agreement), but fails to deliver the purchase price to LLI within the applicable time period, in accordance with Section 1.3(d)(v) of the Investment Agreement (as such terms are defined therein), any action taken by the Corporation under Section 1.3.2(a), (b) or (c) of this
                                     ----------------------------
                   Agreement shall be deemed void and of no effect.

            1.3.3  Notwithstanding anything to the contrary in Section 1.1(a),
                                                               --------------
     in the event the Corporation fails to achieve the Milestone for Phase Three or Phase Four and LLI elects in its sole discretion not to invest in the applicable Phase, in accordance with Section 1.3(e) of the Investment
                                          --------------
     Agreement (as such terms are defined therein), upon completion of the issuance of equity in accordance with Section 1.3(e)(i) of the Investment Agreement and in the event that the provider of equity requires representation on the Board of Directors in connection with its investment:

            (a) The Corporation, the Directors and the Shareholders shall be entitled to take whatever action is necessary to reconfigure the composition of the Board to accommodate the addition of the new investor, including but not limited to, increasing the size of the Board, filling vacancies and reducing the number of LLI Directors, provided that at all times the number of LLI Directors shall not be less than one (1), and provided that, excluding the Independent Director, the ICMG Directors at all times shall comprise not less than fifty percent (50%) of the Board. In the event the Corporation determines to reduce the number of the LLI Directors, the Board (with the LLI Directors prohibited from voting) shall be entitled to terminate the desired number of LLI Directors if the resignations of such number of LLI Directors have not been received by the Corporation within fifteen (15) days of written demand therefor to LLI. The vacancies created by such terminations or resignations shall be filled by directors nominated by the ICMG Directors; and

            (b) The ICMG Directors may, in their sole discretion, take any and all actions permitted to be taken by directors under the Corporation's Bylaws to effectuate the foregoing.

            1.3.4  Notwithstanding anything to the contrary in Section 1.1(a),
                                                               --------------
     in the event the Corporation achieves the Milestone for Phase Three or Four, and LLI elects not to invest in the applicable Phase, in accordance with Section 1.3(f) of the Investment Agreement (as such terms are defined
          -------------
     therein):

          (a) The Corporation shall be entitled to reduce the number of LLI Directors to one (1), and the Board of Directors (with the LLI Directors prohibited from voting) shall be entitled to terminate two (2) of the LLI Directors if the resignations of two (2) of the LLI Directors have not been received by the Corporation within fifteen (15) days of written demand therefor to LLI. The vacancies created by such terminations or resignations shall be filled by directors nominated by the ICMG Directors; and

          (b) The ICMG Directors may, in their sole discretion, take any and all actions permitted to be taken by directors under the Corporation's Bylaws to effectuate the foregoing.

          1.3.5  Notwithstanding anything to the contrary in Section 1.1(a), in
                                                             --------------
     the event LLI elects to invest in Phase Three or Four but it fails to pay the purchase price for that Phase within the Phase Three or Phase Four Grace Period, in accordance with Section 1.3(g) of the Investment Agreement
                                      --------------
     (as such terms are defined therein):

          (a) The Corporation shall be entitled to reduce the number of LLI Directors to one (1), and the Board of Directors (with the LLI Directors prohibited from voting) shall be entitled to terminate two (2) of the LLI Directors if the resignations of two (2) of the LLI Directors have not been received by the Corporation within fifteen (15) days of written demand therefor to LLI. The vacancies created by such terminations or resignations shall be filled by directors nominated by the ICMG Directors;

          (b)    The Corporation shall be entitled to terminate this Agreement;
                 and

          (c) The ICMG Directors may, in their sole discretion, take any and all actions permitted to be taken by directors under the Corporation's Bylaws to effectuate the foregoing.

     1.4  Voting Agreement.  Each of the Shareholders agrees that, until this
          -----------------
Agreement is terminated or expires, he, she or it shall take all action necessary from time to time (including, without limitation, the voting of securities of the Corporation, the execution of written consents, the calling of, and voting at in person or by proxy, special meetings, the removal of directors, the filling of vacant directorships, voting to increase or decrease the size of the Board, the waiving of notice and attendance at meetings) to elect or re-elect those directors nominated or appointed in accordance with Sections 1.1, 1.2 and 1.3.
-------------------------

     1.5  LLI Directors.Notwithstanding anything to the contrary in this
          -------------
Section 1, at no time shall there be more than one (1) director appointed to the
---------
Board of Directors of ICMG who is also a manager of one or more Affiliate investment funds created by LLI or an Affiliate (the "Investment Funds").

     1.6  Additional Voting Restrictions.  Notwithstanding anything to the
          ------------------------------
contrary in this Agreement, or in the Bylaws, or as might be customary or permitted by the laws of the State of Michigan, the Shareholders covenant and agree that they will not vote to approve, and their shares cannot be voted to approve, any of the following items, unless the exact item has been previously approved by a majority of the Board of Directors:

          (a)  Any change in the number of directors;

          (b) Any amendment, modification, termination or supplement to the Articles of Incorporation or Bylaws of the Corporation;

          (c) Any increase in the authorized number of shares of the Corporation or the creation of any other classes of stock or shares in the Corporation;

          (d) Sale of all or substantially all of the assets of the Corporation;

          (e) Merger with any other business entity or sale of the Corporation by merger or any other means.

Section 2.First Offer and Tag-Along Rights.

     2.1  Transfer.  Except for an Exempt Transfer (as defined in Section 2.2),
          --------                                                -----------
a Shareholder shall not Transfer (as such term is defined herein) any shares of Common Stock owned by such Shareholder, whether owned on the date of this Agreement or acquired subsequently: (i) without first satisfying the applicable terms of this Section 2; (ii) where such Transfer would result in a Person and
              ---------
its Affiliates owning on a cumulative basis in the aggregate 10 percent or more of the then issued and outstanding Common Stock; and (iii) where such Transfer to one or more Investment Funds would result in the Investment Funds owning more than twenty five percent (25%) in the aggregate, of the total ownership interest in the Common Stock of LLI, the Investment Funds and LLI's Permitted Transferees combined . A "Transfer" under this Section 2 shall mean a sale assignment,
                                    ---------
contribution, pledge or hypothecation of Common Stock to be consummated in a single transfer or a series of transfers, to a single purchaser or a group of purchasers, as part of a single transaction or group of transactions. For purposes of this Section 2, the following shall be deemed to be a single
                 ---------
purchaser: (a) relatives of a Person or the Person's spouse living in the same household, (b) trusts or estates in which any one Person has a 10 percent or greater interest or of which he or she is trustee, executor or administrator, and (c) any corporation, partnership, limited liability company or other entity in which any one Person holds a 10 percent or greater beneficial interest. A Person shall mean an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

     2.2  Exempt Transfer. The following transactions shall constitute "Exempt
          ---------------
Transfers" as that term is used in this Section 2: (i) a Transfer to the
                                        ---------
Corporation; (ii) a Transfer entirely
between or among any of the ICMG Shareholders and their Permitted Transferees (as defined below) (the "ICMG Group"); (iii) a Transfer entirely between or among LLI and its Permitted Transferees (the "LLI Group"); (iv) a Transfer by will or intestate succession to a Shareholder's executors, administrators, testamentary trustees, legatees or beneficiaries; (v) a Transfer to a Shareholder's immediate family members or to a revocable inter-vivos trust, of which a Shareholder is the grantor, or another entity controlled by such Shareholder formed primarily for estate planning purposes; (vi) a Transfer to an Affiliate, as defined, other than the Investment Funds; or (vii) a Transfer in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to Rule 144 promulgated thereunder; provided that for any Transfer under subsections (ii) through (vi) of this Section 2.2, such Transfer shall be an Exempt Transfer only
                     ------------
if the Common Stock transferred therein remains subject to this Agreement and if the transferee agrees in writing to be bound by this Agreement to the extent of such transferred shares. An Affiliate is a Person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified (the parties identified in (iv), (v) and (vi), or any one of them are hereinafter collectively referred to as "Permitted Transferees").

     2.3    Proposed Transfer by Shareholders in ICMG Group
            -----------------------------------------------

            2.3.1  Proposed Transfer and ICMG First Offer Right. If one or more
                   --------------------------------------------
     of the ICMG Group (for purposes of this Section 2.3, the person(s) making
                                             -----------
     such proposal being the "Selling Group" and the remaining ICMG Shareholders being the "First Offer Group") proposes a Transfer comprising ten percent (10%) or more of the then issued and outstanding Common Stock, and provided that the Transfer is not an Exempt Transfer, then the First Offer Group shall have the right (for purposes of this Section 2.3, the "First Offer
                                                -----------
     Right") to acquire from the Selling Group all, but not less than all, of the Common Stock proposed to be transferred at the same price and upon the same terms and conditions as the proposed Transfer (for purposes of this
     Section 2.3, the "Transfer Terms").
     -----------

            2.3.2  First Offer Notice. The Shareholders in the Selling Group
                   ------------------
     proposing the Transfer giving rise to the First Offer Right shall deliver written notice to the Corporation, and for information purposes, to LLI, setting forth the Transfer Terms, the identity of the proposed transferee and a copy of any related written offer or agreement. The Corporation shall within ten (10) business days of receipt of such notice, notify each Shareholder in the First Offer Group of the proposed Transfer and of his First Offer Rights and obligations under this Agreement, including the Transfer Terms, the identity of the proposed transferee and the number of shares of Common Stock such Shareholder is entitled to purchase as his pro rata share of the proposed Transfer. Each Shareholder in the First Offer Group who wishes to exercise his First Offer Right shall notify the Corporation, in writing, within thirty (30) days after the date of the notice of such First Offer Right from the Corporation, of his desire to exercise the First Offer Right and indicate the number of shares the Shareholder wishes to purchase. If the Corporation has not received notices exercising First Offer Rights for all of the shares in the proposed Transfer within the thirty (30) day period, the Corporation shall have twenty-one (21)
     days to communicate with those Shareholders who timely exercised their First Offer Right to advise them of the number of additional shares they are entitled to purchase pursuant to Section 2.3.3. The Corporation may
                                          -------------
     continue to communicate with the Shareholders who exercised their First Offer Right until the First Offer Rights for all of the shares in the proposed Transfer have been exercised or rejected by the Shareholders of the First Offer Group, or the twenty-one (21) day period has expired, whichever occurs first. The exercise of the First Offer Rights shall not be valid and binding upon the Selling Group unless the Selling Group is notified in writing of the exercise of the First Offer Rights for all of the shares in the proposed Transfer (the "First Offer Notice") within sixty
     (60) days from the date the Corporation received notice of the proposed Transfer from the Selling Group (the "First Offer Period"). Unless First Offer Rights for shares in the proposed Transfer are duly exercised within the time periods prescribed for such exercise, the First Offer Rights of the First Offer Group shall expire with respect to the proposed Transfer and the proposed Transfer shall become subject to Section 2.3.4 below. The
                                                       -------------
     First Offer Notice shall identify each Shareholder wishing to purchase shares pursuant to the First Offer Right and the number of shares each Shareholder wishes to purchase, the total of which shall equal the number of shares proposed to be transferred.

          2.3.3  Number of Shares to be Purchased under ICMG First Offer Right.
                 -------------------------------------------------------------
     Each Shareholder in the First Offer Group which has elected to purchase shares pursuant to the First Offer Right shall be entitled and obligated to purchase from the Selling Group, in accordance with this Section 2.3, the
                                                              -----------
     number of shares proposed to be transferred by the Selling Group, multiplied by a fraction, the numerator of which is the number of shares of Common Stock held by such Shareholder and the denominator of which is the aggregate number of shares of issued and outstanding Common Stock on the date of the First Offer Notice held by all of the Shareholders in the First Offer Group who exercised their First Offer Right, provided that the
                                                        --------
     Shareholders in the First Offer Group may assign to one another any rights under this Section 2.3.3. If any Shareholders in the First Offer Group do
                -------------
     not elect to purchase all of the shares which they are entitled to purchase as set forth herein, the balance of such shares may be purchased by each other Shareholder in the First Offer Group who has elected to purchase all of the shares available to him pursuant to his First Offer Right (each a "Secondary Purchaser"), on a pro rata basis, determined by multiplying the total remaining available shares by a fraction, the numerator of which is the number of shares of Common Stock held by such Secondary Purchaser and the denominator of which is the aggregate number of shares of issued and outstanding Common Stock on the date of the First Offer Notice held by the Shareholders in the First Offer Group who elected to purchase all of the shares available to them under their First Offer Right.

          2.3.4  Triggering of LLI First Offer and Tag Along Rights. If the
                 --------------------------------------------------
     Selling Group does not receive the First Offer Notice before the expiration of the First Offer Period, then LLI shall have the right (the "LLI First Offer Right") to (i) purchase and, upon valid exercise by the LLI First Offer Right, the Selling Group shall be obligated to sell to LLI, all, but not less than all, of the shares proposed to be transferred on the same Transfer

     Terms; or (ii) require the proposed purchaser(s) to purchase from the LLI Group, on the same Transfer Terms, a portion of the shares of Common Stock owned by the LLI Group, up to but in no event more than that number of shares derived by multiplying the total number of shares of Common Stock to be purchased by the proposed purchaser(s) by a fraction, the numerator of which is the total number of shares of Common Stock owned by the LLI Group, and the denominator of which is the total number of shares of issued and outstanding Common Stock on the date of the First Offer Notice (the "LLI Tag-Along Right"). The Corporation shall notify LLI within ten (10) business days (the "LLI Rights Notice") of the proposed Transfer, the LLI First Offer Right and LLI Tag-Along Right and the respective rights and obligations of each, including the Transfer Terms, the number of shares of Common Stock LLI is entitled to purchase if it elects to exercise the LLI First Offer Right, and the number of shares of Common Stock the LLI Group is entitled to sell if LLI elects to exercise the LLI Tag-Along Right.

          2.3.5  Exercise of LLI First Offer Right or LLI Tag-Along Right. LLI
                 --------------------------------------------------------
     may exercise either the LLI First Offer Right or the LLI Tag-Along Right, but not both, by delivering written notice to the Corporation, with a copy to each Shareholder in the Selling Group, of its election and the number of shares of Common Stock to be purchased or sold (in accordance with Section
                                                                        -------
     2.3.4 above) within thirty (30) days after LLI's receipt of the LLI Rights
     -----
     Notice. If LLI elects to exercise the LLI First Offer Right, LLI shall purchase the shares at a time mutually agreed by the LLI and the Selling Group, but not later than forty-five (45) days after LLI's receipt of the LLI Rights Notice, unless a later date is mutually agreed upon between LLI and the Selling Group. Unless the LLI Tag-Along Right or the LLI First Offer Right are duly exercised within the time periods prescribed for the exercise of such rights, the LLI Tag-Along Right and the LLI First Offer Right shall expire with respect to the proposed Transfer.

     2.4  Proposed Transfer by Shareholders in LLI Group
          ----------------------------------------------

          2.4.1  Proposed Transfer. If one or more of the LLI Group (for
                 -----------------
     purposes of this Section 2.4, the person(s) making such proposal being the
                      -----------
     "LLI Selling Group") proposes a Transfer comprising ten percent (10%) or more of the then issued and outstanding Common Stock, and provided that the Transfer is not an Exempt Transfer, then the Shareholders in the ICMG Group shall have the right (for purposes of this Section 2.4, the "ICMG First
                                                -----------
     Offer Right") to acquire from the LLI Selling Group all, but not less than all, of the Common Stock proposed to be transferred at the same price and upon the same terms and conditions as the proposed Transfer (for purposes of this Section 2.4, the "Transfer Terms").
             -----------

          2.4.2  First Offer Notice.  The Shareholders in the LLI Selling Group
                 ------------------
     proposing the Transfer giving rise to an ICMG First Offer Right under this
     Section 2.4 shall deliver written notice to the Corporation setting forth
     -----------
     the Transfer Terms, the identity of the proposed transferee and a copy of any related written offer or agreement. The Corporation shall within ten
     (10) business days of such notice, notify each Shareholder in the ICMG Group of the proposed Transfer and his ICMG First Offer Rights and obligations under this Agreement, including the Transfer Terms and the number of shares of Common Stock such Shareholder is entitled to purchase as his pro rata share of the proposed Transfer. Each Shareholder in the ICMG Group who wishes to exercise his ICMG First Offer Right shall notify the Corporation, in writing, within thirty (30) days after the date of the notice of such ICMG First Offer Right from the Corporation, of his desire to exercise the ICMG First Offer Right and indicate the number of shares the Shareholder wishes to purchase. If the Corporation has not received notices exercising ICMG First Offer Rights for all of the shares in the proposed Transfer within the thirty (30) day period, the Corporation shall have twenty-one (21) days to communicate with those Shareholders who timely exercised their ICMG First Offer Right to advise them of the number of additional shares they are entitled to purchase pursuant to Section 2.4.3.
                                                                 -------------
     The Corporation may continue to communicate with the Shareholders who exercised their ICMG First Offer Right until the ICMG First Offer Rights for all of the shares in the proposed Transfer have been exercised or rejected by the Shareholders in the ICMG Group, or the twenty-one (21) day period has expired, whichever occurs first. The exercise of the ICMG First Offer Rights shall not be valid and binding upon the LLI Selling Group unless the LLI Selling Group is notified in writing of the exercise of the ICMG First Offer Rights for all of the shares in the proposed Transfer (for purposes of this Section 2.4, the "ICMG First Offer Notice") within sixty
                      -----------
     (60) days from the date the Corporation received notice of the proposed Transfer from the Selling Group (for purposes of this Section 2.4, the
                                                           -----------
     "ICMG First Offer Period"). Unless ICMG First Offer Rights for shares in the proposed Transfer are duly exercised within the time periods prescribed for such exercise, the ICMG First Offer Rights shall expire with respect to the proposed Transfer and the proposed Transfer shall become subject to
     Section 2.4.5 below.   The ICMG First Offer Notice shall identify each
     -------------
     Shareholder in the ICMG Group wishing to purchase shares pursuant to the ICMG First Offer Right and the number of shares which each such Shareholder wishes to purchase, the total of which shall equal the number of shares proposed to be transferred.

          2.4.3  Number of Shares to be Purchased.   Each member of the ICMG
                 --------------------------------
     Group which has elected to purchase shares pursuant to the ICMG First Offer Right shall be entitled and obligated to purchase from the LLI Selling Group, in accordance with this Section 2.4, the number of shares proposed
                                    -----------
     to be transferred by the LLI Selling Group, multiplied by a fraction, the numerator of which is the number of shares of Common Stock held by such Shareholder in the ICMG Group and the denominator of which is the aggregate number of shares of issued and outstanding Common Stock on the date of the ICMG First Offer Notice held by all of the members of the ICMG Group who exercised their ICMG First Offer Right, provided that the members of the
                                             --------
     ICMG Group may assign to one another any rights under this Section 2.4.3.
                                                                -------------
     If any members of the ICMG Group do not elect to purchase all of the shares which they are entitled to purchase as set forth herein, the balance of such shares may be purchased by each other member of the ICMG Group who has elected to purchase all of the shares available to him pursuant to his ICMG First Offer Right (each a "Secondary Purchaser" for purposes of this
     Section 2.4), on a pro rata basis, determined by multiplying the total
     ----------
     remaining available shares by a fraction, the numerator of which is the number of shares of Common Stock held by such Secondary Purchaser and the denominator of which is the aggregate number of shares of issued and outstanding Common Stock on the date of the ICMG First Offer Notice held by the members of the ICMG Group who elected to purchase all of the shares available to them under their ICMG First Offer Right.

          2.4.4  Closing of Purchase under ICMG First Offer Right.   The sale of
                 -------------------------------------------
     shares pursuant to the ICMG First Offer Right under this Section 2.4 shall
                                                              -----------
     occur at a time mutually agreed by the Corporation and the LLI Selling Group, but not later than ninety (90) days after the date of the first notice to the Corporation of the proposed Transfer from the LLI Selling Group under this Section 2.4, unless a later date is mutually agreed upon
                     ------------
     between the Corporation and the LLI Selling Group.

          2.4.5  Triggering of ICMG Tag-Along Rights. If the Selling Group does
                 -----------------------------------
     not receive the ICMG First Offer Notice before the expiration of the ICMG First Offer Period in accordance with this Section 2.4, then each of the
                                                -----------
     Shareholders in the ICMG Group (each a "Tag-Along Shareholder") shall have the right (the "Tag-Along Right") to require the proposed purchaser(s) to purchase from such Tag-Along Shareholder a portion of the shares of Common Stock owned by such Shareholder, up to but in no event more than, that number of shares derived by multiplying the total number of shares of Common Stock to be purchased by the proposed purchaser(s) by a fraction, the numerator of which is the total number of shares of Common Stock owned by such Tag-Along Shareholder, and the denominator of which is the total number of shares of issued and outstanding Common Stock on the date of the ICMG First Offer Notice. Any shares purchased from Tag-Along Shareholders pursuant to this Section shall be transferred under the same Transfer Terms as in the proposed Transfer.


          2.4.6  Tag-Along Notice. Following the receipt by the LLI Selling
                 ----------------
     Group of a notice from the Corporation notifying the LLI Selling Group of the ICMG Group's rejection or deemed rejection of the ICMG First Offer Right under this Section 2.4, or on the next business day following the
                      -----------
     expiration of the First Offer Period under this Section 2.4, whichever
                                                     -----------
     occurs first, the LLI Selling Group shall deliver a written notice to the Corporation, with a copy to each Tag-Along Shareholder, stating that the ICMG First Offer Right has been rejected, or deemed rejected, or has lapsed and that the Tag-Along Right is available to such Tag-Along Shareholder. The Tag-Along Right may be exercised by any Tag-Along Shareholder by delivery of a written notice to the LLI Selling Group (the "Tag-Along Notice"), with a copy to the Corporation, within thirty (30) days following such Tag-Along Shareholder's receipt of such notice from the LLI Selling Group. The Tag-Along Notice shall state the number of shares of Common Stock that such Tag-Along Shareholder proposes to include in the Transfer to the proposed purchaser (not to exceed the number determined in accordance with Section 2.4.5 above). Unless the Tag-Along Rights for
                     -------------
     shares in the proposed Transfer are duly exercised within the time periods prescribed for such exercise, the Tag-Along Rights of the Tag-Along Shareholders shall expire with respect to the proposed Transfer.

     2.5  Closing.  At the closing of any Transfer or sale pursuant to this
          --------
Section 2, the purchaser(s) shall remit to each selling Shareholder the
---------
consideration for the total sales price of the Common Stock of such Shareholder sold pursuant hereto, upon delivery by such Shareholder of certificate(s) for such shares duly endorsed in blank for transfer or accompanied by stock power(s) duly executed in blank and such other transfer documentation, including but not limited to representations and warranties of title, as shall be reasonably required by the purchaser(s) or counsel thereto.

     2.6  Renewal of Rights under Section 2.  Notwithstanding anything to the
          ---------------------------------
contrary in this Section 2, if any proposed Transfer (except an Exempt Transfer)
                 ---------
which triggers any of the rights set forth in this Section 2 is not fully
                                                   ---------
consummated within 180 days after the Corporation receives notice of such proposed Transfer, the proposed Transfer may not thereafter be consummated unless all of the rights and obligations of this Section 2 are undertaken again
                                                 ---------
as if all prior elections and notices were void and the proposed Transfer were a newly proposed Transfer.

Section 3.  Registration Rights.
            --------------------

     The Corporation covenants and agrees as follows:

     3.l  Definitions.   For purposes of this Section 3:
          ------------                        ---------

          (a) The terms "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document;

          (b) The term "Registrable Securities" means Common Stock of the Corporation, including Common Stock issued and outstanding at any time while this Agreement is in effect and Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of any preferred stock or Common Stock; provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as (1) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, and (2) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale;

          (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are Registrable Securities;

          (d) The term "Holder" means any Shareholder who is a party to this Agreement and who is the record owner of Registrable Securities, or any assignee thereof in accordance with Section 3.11 hereof;
                                         ------------

          (e) The term "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Act;

          (f) The Corporation's "I.P.O." means the initial public offering and sale of the Corporation's Common Stock, pursuant to an effective registration statement under the Securities Act of 1933, as amended.

     3.2  Corporation Registration.  If (but without any obligation to do so)
          -------------------------
the Corporation proposes to register any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Corporation stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a SEC Rule 145 transaction), the Corporation shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within fifteen (15) days after mailing of such notice by the Corporation in accordance with Section 5.6, the Corporation shall,
                                             -----------
subject to the provisions of Sections 3.4, 3.5, 3.6 and 3.7, cause to be
                             ------------------------------
registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. Notwithstanding the foregoing, after the Corporation's I.P.O., the Corporation will not be required to give notice to the Holders of Registrable Securities if the underwriters managing the proposed offering have advised the Corporation in writing that in their judgment market conditions will not allow the inclusion of any secondary shares in such offering. In the event the managing underwriters and the Corporation subsequently determine to add any secondary shares in the offering, such notice shall be provided, and each Holder shall have the registration rights provided in this Section 3.
        ---------

     3.3  Form S-3 Registration.  In case the Corporation shall receive from any
          ----------------------
Holder or Holders of the Registrable Securities then outstanding a written request or requests that the Corporation effect a registration on Form S-3 for a public offering the aggregate offering price of which would exceed $1,000,000, the Corporation will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Corporation; provided, however, that the Corporation shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 3.3: (i) if Form S-3 is not available for such
                      -----------
     offering by the Holders; (ii) if the Corporation shall furnish to the Holders a certificate signed by the President of the Corporation stating that in the good faith judgment of the board of directors of the Corporation it would be detrimental to the Corporation and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Corporation shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 3.3;
                                                                -----------
     (iii) if the Corporation has, within the six (6) month period preceding the date of such request, already effected a registration for the Holders pursuant to this Section 3.3; (iv) if the Corporation has, at any time,
                      -----------
     already effected two (2) registrations for the Holders pursuant to this
     Section 3.3; or (v) in any particular jurisdiction in which the Corporation
     -----------
     would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Corporation shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

     3.4  Obligations of the Corporation.  Whenever required under Section 3.2
          -------------------------------                          -----------
or 3.3 to effect the registration of any Registrable Securities, the Corporation
------
shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts and take all steps necessary to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days or until all of the securities registered thereunder are sold, whichever occurs sooner.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Furnish to the counsel of any Holder, a copy of the registration statement five (5) days prior to the filing of such registration statement.

          (e) Use its best efforts to register and qualify the securities covered by such registration statement for listing on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") or another similar exchange.

          (f) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or state securities laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Corporation shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (g) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (h) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     3.5  Furnish Information.  It shall be a condition precedent to the
          --------------------
obligations of the Corporation to take any action pursuant to this Section 3
                                                                   ---------
with respect to the Registrable Securities of any selling Holder, that such Holder furnish to the Corporation such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     3.6  Underwriting Requirements.  In connection with any offering involving
          --------------------------
an underwriting of shares of the Corporation's capital stock, the Corporation shall not be required under Section 3.2 or 3.3 to include any of the Holders'
                            ------------------
securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by the persons entitled to select the underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Corporation. If the total amount of securities, including Registrable Securities, requested by Holders to be included in such offering exceeds the amount of securities sold other than by the Corporation that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Corporation shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among all selling stockholders according to the total amount of securities owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholder). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder" and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

     3.7  Delay of Registration.  No Holder shall have any right to obtain or
          ----------------------
seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.
                                         ---------

     3.8  Indemnification.  In the event any Registrable Securities are included
          ---------------
in a registration statement under this Section 3:
                                       ---------

          (a) To the extent permitted by law, the Corporation will indemnify, defend, protect and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Corporation of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Corporation will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by one law firm retained by them (or such additional law firms retained by a Holder or Holders if such Holder or Holders reasonably believe there exists a conflict of interest among them) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 3.8(a) shall not apply to amounts paid in
                       --------------
     settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld), nor shall the Corporation be liable in any such case for any loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify, defend, protect and hold harmless the Corporation, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Corporation within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 3.8(b), in connection
                                                 --------------
     with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
     Section 3.8(b) shall not apply to amounts paid in settlement of any such
     --------------
     loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and in no event shall any indemnity under this Section 3.8(b) exceed the net proceeds
                                          --------------
     from the offering received by such Holder.

          (c)  Promptly after receipt by an indemnified party under this Section
                                                                         -------
     3.8 of notice of the commencement of any action (including any governmental
     ---
     action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying patty under this Section 3.8, deliver to
                                                       -----------
     the indemnifying party a written notice of the commencement thereof (and a copy of the claim or action) and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.8, but the failure to
          -----------
     deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.8.
          -----------

          (d)  If the indemnification provided for this Section 3.8 is held by a
                                                        -----------
     court of competent jurisdiction, by a final non-appealable judgment, to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statements or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with any underwritten public offering are in conflict with the foregoing provisions of this Section 3.8, the provisions
                                                    -----------
     in the underwriting agreement shall control with respect to the Registrable Securities covered thereby.

          (e)  The obligations of the Corporation and Holders under this Section
                                                                         -------
     3.8 shall survive (i) the expiration or termination of this Agreement and
     --
     (ii) completion of any offering of Registrable Securities in a registration statement under this Section 3, and otherwise.
                          ---------

     3.9  Reports Under Securities Exchange Act of 1934. With a view to making
          ----------------------------------------------
available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Corporation to the public without registration, the Corporation agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Corporation for the offering of its securities to the general public;

          (b) file with the SEC in a timely manner all reports and other documents required of the Corporation under the Act and the 1934 Act; and

          (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Corporation that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Corporation), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Corporation and such other reports and documents so filed by the Corporation, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     3.10 Expenses of Registration.  The Corporation shall bear and pay all
          -------------------------
expenses incurred in connection with any registration, filing or qualification of Registrable Securities, whether pursuant to Section 3.2, 3.3 or a combination
                                               ----------------
thereof, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them (which the Corporation may request be the Corporation's counsel if such counsel is reasonably acceptable to such selling Holders), but excluding underwriting discounts and commissions and stock transfer taxes relating to Registrable Securities.

     3.11 Assignment of Registration Rights.  The rights to cause the
          ----------------------------------
Corporation to register Registrable Securities pursuant to this Section 3 may
                                                                ---------
only be assigned to a purchaser, assignee or transferee of the underlying Registrable Securities.

     3.12 "Market Stand-Off" Agreement.  Each Holder hereby agrees that for a
           ---------------------------
period of 180 days following the effective date of the first registration statement of the Corporation covering Common Stock filed on Form S-l under the Act and for any registration effected pursuant to Sections 3.2 or 3.3, provided
                                                  -------------------
the Holders are given written notice of the offering at least fifteen (15) days prior to the Corporation's filing with the SEC of a registration statement relating thereto, it shall not, unless otherwise agreed by the Corporation and the managing underwriters, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Corporation held by it at any time during such period except Common Stock included in such registration; provided, however, that all officers and directors of the Corporation and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements. In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     3.13 Limitations on Subsequent Registration Rights.  From and after the
          ----------------------------------------------
date of this Agreement, the Corporation shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Corporation which would allow such holder or prospective holder to include such securities in any registration filed under Section 3.2 or 3.3
                                                        ------------------
hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included.

     3.14  Termination.  The rights provided in this Section 3 shall terminate
           -----------                               ---------
on the fifth anniversary of the closing of the Corporation's I.P.O.

Section 4. Stock Certificate Legend.
           ------------------------

     4.1   Required Legend. Simultaneously with the execution of this Agreement,
           ---------------
each Shareholder shall surrender all certificates of stock, except those certificates representing shares which are or were acquired through ordinary brokerage transactions and not pursuant to this Agreement, to the Corporation for endorsement with the following legend, which shall be conspicuously placed on such certificates (in addition to any legends then appearing on such certificates):

     The sale, transfer, assignment, pledge, hypothecation or other disposition of the shares represented by this certificate is restricted by the provisions of the Shareholders Agreement, dated as of June 1, 1998 (as it may be amended from time to time), to which the Corporation and the holder of this certificate, among others, are parties, a copy of which may be inspected at the principal office of the Corporation. The provisions of such agreement are incorporated herein by reference.

     All certificates of stock issued to or acquired by any such Shareholder after the date of this Agreement, except certificates representing shares which are or were acquired through ordinary brokerage transactions and not pursuant to this Agreement, shall also bear the foregoing legend; provided, however, that the Corporation shall remove the required legend from any shares transferred to a third party (i.e., a party other than a Shareholder or Permitted Transferee) as permitted in this Agreement, so that such transferee shall not be subject to the requirements contained in this Agreement.

     4.2  Effect of Missing Legend.  Section 4.1 above notwithstanding, the fact
          ------------------------   -----------
that such legend has not been placed on a given certificate of Stock held by any Shareholder shall not affect the rights of the parties to this Agreement in any way, and all certificates of stock on which such legend has not been placed, except those certificates representing shares which are or were acquired through ordinary brokerage transactions and not pursuant to this Agreement or as part of a public offering registered under the Securities Act of 1933 or Rule 144 promulgated thereunder, shall be deemed to have had that legend placed on them for the purposes of this Agreement.

     4.3  Availability of Agreement.  The Corporation shall maintain a copy of
          -------------------------
this Agreement at its principal place of business and shall make such copies available for review to any person who shall inquire about the Agreement.

Section 5.  Miscellaneous.

     5.1  Waivers and Amendments.  With the written consent of the holders of
          -----------------------
the shares of Common Stock held by the LLI Group and the holders of more than 66 2/3% of the shares of Common Stock held by the ICMG Shareholders, each voting as a separate class, the obligations of the Corporation and the rights of the holders of the Common Stock under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent, the Corporation, when authorized by resolution of its board of directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such waiver or supplemental agreement shall reduce the aforesaid percentage of ICMG Shareholders and of the LLI Group which is required to consent to any waiver or supplemental agreement, without the unanimous consent of the Shareholders. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Corporation promptly shall give written notice thereof to the record holders of the Common Stock. This Agreement or any provision hereof may not be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 5.1.
                                                             -----------

     5.2  Termination.  Except with respect to the rights provided in Section 3
          -----------                                                 ---------
(which terminate in accordance with Section 3.14), the rights and obligations in
                                    ------------
this Agreement shall terminate upon the earliest of: (i) the consummation of the Corporation's I.P.O., as defined in Section 3.1; (ii) the consummation of a sale
                                    -----------
which has been subject to, and has complied with, the First Offer Rights or the Tag-Along Rights as set forth in Section 2 above (but only to the extent of the
                                 ---------
shares of Common Stock included in such sale); (iii) at the election of the Corporation, in accordance with Sections 1.3.2 or 1.3.5; or (iv) the dissolution
                                -----------------------
or liquidation of the Corporation. If not sooner terminated, all First Offer Rights and Tag-Along Rights (under Section 2) shall be permanently terminated
                                   ---------
when the Shareholders, as a group, hold less than ten percent (10%) of the issued and outstanding Common Stock of the Corporation.

     5.3  Governing Law, Jurisdiction and Venue.  This Agreement shall be
          --------------------------------------
governed in all respects by the laws of the State of Michigan and the United States of America, without giving effect to principles of conflicts-of-laws. Each undersigned party hereby consents to the personal and subject-matter jurisdiction of the courts of the State of Michigan and the United States of America over all matters arising from or in connection with the making and operation of this Agreement and the entire relationship of the parties. Each undersigned party further agrees that any dispute or action among any of the parties hereto with respect to the making or operation of this Agreement or any matter concerning the Corporation shall be brought exclusively in the Federal court for the Eastern District of Michigan, except that in the event that the Federal court for the Eastern District of Michigan does not have jurisdiction over any dispute or action among any of the parties hereto, such dispute or action shall be tried in the Michigan Circuit Court for the County of Oakland. This Section 5.3 shall survive the termination or expiration of this Agreement.
     -----------

     5.4  Performance.  The Corporation and LLI acknowledge that in the event of
          ------------
a breach of Section 1 of this Agreement, monetary damages may not be an adequate
            ---------
remedy. Notwithstanding anything to the contrary in this Agreement, in the event of a breach of Section 1, such provision shall be enforceable by the
                     ---------
Corporation or the Investor as the case may be, in a court of equity by a decree of specific performance, including but not limited to a temporary restraining order or injunctive relief.

     5.5  Successors and Assigns. Except as otherwise expressly provided herein,
          -----------------------
the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     5.6  Entire Agreement. This Agreement and the other documents delivered
          -----------------
pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, sets forth the sole and complete standards pursuant to which their obligations are to be judged and their performance measured, and supersedes any previous agreements between the parties pertaining to such matters.

     5.7  Standard of Performance.  Whenever a party has been specifically
          ------------------------
granted a right to exercise its business judgment, or act, in a subjective manner, with respect to any matter, or the right to act in its sole and absolute discretion or sole judgment, or the right to make a subjective judgment under
any provision of this Agreement, whether or not "objectively"   reasonable under
the circumstances, any such exercise shall not be deemed inconsistent with any covenant of good faith and fair dealing otherwise implied by law to be part of this Agreement.

     5.8  Notices, Etc. All notices and other communications required or
          -------------
permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or upon actual delivery following mailing by overnight courier or certified mail, postage prepaid, or facsimile addressed (a) if to the Shareholders, as indicated on Exhibit 5.8 attached hereto, or at such other
                              -----------
address as it shall have furnished to the Corporation, (b) if to the Corporation, to Interactive Coupon Marketing Group, Inc., 8755 West Higgins Road, Suite 100, Chicago, Illinois 60631 or via facsimile at (773) 693-1311 and addressed to the attention of the corporate secretary, or at such other address or facsimile number as the Corporation shall have furnished to the Shareholders, or (c) if to any other holder of Common Stock at such address as such holder shall have furnished to the Corporation in writing, or, until such holder so furnishes an address to the Corporation, then to and at the address of the last holder of such Common Stock, who so furnished an address to the Corporation.
For purposes of giving notice under this Agreement, "business day" shall mean a business day where the recipient of the notice is located.

     5.9  Delays or Omissions. No delay or omission to exercise any right, power
          -------------------
or remedy accruing to any holder of any securities issued or sold or to be issued or sold hereunder, upon any breach or default of the Corporation under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     5.10  Severability.  In case any provision of this Agreement shall be
           ------------
invalid, illegal or unenforceable, it shall be modified in such manner as to be valid, legal, and enforceable but so as to most nearly retain the intent of the parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     5.11  Headings and Construction. The titles and subtitles of this Agreement
           --------------------------
are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement. Use in this Agreement of the words "including", "such as", or words of similar import, when following any general term, statement or matter, shall not be construed to limit such statement, term or matter to the specific items or matter, whether or not the language of non-limitation such as "without limitation" or "but not limited to", or words of similar import, are used with reference thereto, but rather shall refer to all other terms or matters that could reasonably fall within the broadest possible scope of such statement, term or matter. Unless otherwise stated, all references to "Sections" and "Exhibits" are references to Sections and Exhibits of this Agreement.

     5.12  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photostatic or facsimile reproductions of this Agreement may be made and relied upon to the same extent as the originals.

     5.13  Expenses. The Corporation and each Shareholder shall pay its own
           --------
costs and expenses in connection with the negotiation, execution, delivery and performance of this Agreement.

     5.14  Attorneys Fees.  If any arbitration, litigation or similar
           --------------
proceedings are brought by any party to enforce any obligation or to pursue any remedy under this Agreement, the party prevailing in any such arbitration, litigation or similar proceedings will be entitled to costs of collection, if any, and reasonable attorneys fees incurred in connection with such proceedings and in collecting or enforcing any award granted therein.

     5.15  Exhibits.  The Exhibits, to which reference is made in this
           --------
Agreement, are deemed incorporated in this Agreement in their entirety.

     IN WITNESS WHEREOF, the parties have caused this Shareholders Agreement to be executed by themselves or by their respective representatives thereunto duly authorized as of the day and year first above written. The undersigned Shareholders execute this Agreement with respect to all shares of capital stock of the Corporation currently owned and hereafter acquired, to the extent provided herein.

                              The "Corporation"

                              Interactive Coupon Marketing Group, Inc.

                              By:   /s/ Steven M. Golden
                                    --------------------------------

                              Its:  Chairman/CEO
                                    --------------------------------

               [Shareholder signatures appear on following page]

                                  EXHIBIT 5.8
                                  -----------

                               INVESTOR ADDRESS


Investor:                               Lend Lease International Pty. Limited
                                        Level 43 Australia Square
                                        Sydney
                                        NSW 2000
                                        Australia
                                        Attn: Lynette Mayne
                                        Fax:  (612) 9236-6852

with copies to:                         Stephen K. Cassidy, Esp.
                                        Cassidy, Cheatham, Shimko & Dawson
                                        20 California Street, Suite 500
                                        San Francisco, California 94111
                                        Fax:  (415) 788-2039


                                                            and


                                        Alson & Bird, LLP
                                        One Atlantic Center
                                        1201 West Peachtree Street
                                        Atlanta, Georgia 30309-3424
                                        Attn: Wayt King
                                        Fax:  (404) 881-7000

                                   Exhibit A
                                   ---------

                 Index of Defined Terms and List of Schedules
                 --------------------------------------------

Term                                         Section Defined in
----                                         ------------------
1934 Act                                     Section 3.8(a)
Act                                          Section 2.2
Affiliate                                    Section 2.2
Agreement                                    Cover; Introduction
Common Stock                                 Cover; Recital B
Corporation                                  Cover; Introduction
Directors                                    Cover; Recital C
First Offer Group                            Section 2.3.1
First Offer Notice                           Section 2.3.2
First Offer Period                           Section 2.3.2
First Offer Right                            Section 2.3.1
Holder                                       Section 3.1(d)
I.P.O.                                       Section 3.1(f)
ICMG Directors                               Section 1.1(b)
ICMG First Offer Notice                      Section 2.4.2
ICMG First Offer Period                      Section 2.4.2
ICMG First Offer Right                       Section 2.4.1
ICMG Group                                   Section 2.2
ICMG Shareholders                            Cover; Recital C
Independent Director                         Section 1.2
Investment Agreement                         Cover; Recital A
Investment Funds                             Section 1.5
LLI                                          Cover; Recital A
LLI Directors                                Section 1.1(a)
LLI First Offer Right                        Section 2.3.4
LLI Group                                    Section 2.2
LLI Rights Notice                            Section 2.3.4
LLI Selling Group                            Section 2.4.1
LLI Tag-Along Right                          Section 2.3.4
Michigan Act                                 Cover; Recital B
NASDAQ                                       Section 3.4(e)
Option Shares                                Cover; Recital B
Permitted Transferees                        Section 2.2
Person                                       Section 2.1
Register, registered, and registration       Section 3.1(a)
Registrable Securities                       Section 3.1(b)
Registrable Securities then outstanding      Section 3.1(c)
Schedule I                                   Section 5.7

Term                                         Section Defined in
----                                         ------------------
SEC                                          Section 3.1(e)
Secondary Purchaser                          Section 2.3.3
Selling Group                                Section 2.3.1
Selling Stockholder                          Section 3.6
Shareholder(s)                               Cover; Introduction
Slate                                        Section 1.2
Tag-Along Notice                             Section 2.4.6
Tag-Along Right                              Section 2.4.5
Tag-Along Shareholder                        Section 2.4.5
Transfer                                     Section 2.1
Transfer Terms for Section 2.3               Section 2.3.1
Transfer Terms for Section 2.4               Section 2.4.1
Vacancy                                      Section 1.2
Violation                                    Section 3.8(a)


Exhibits
--------
Exhibit A                                    Introduction
Exhibit 5.8                                  Section 5.8

                                      29